SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   25-1724540
                      (I.R.S. employer identification no.)

               600 Mayer Street, Bridgeville, Pennsylvania       15017
                 (Address of principal executive offices)      (Zip code)


                           1994 Stock Incentive Plan
                            (Full title of the plan)

                              Clarence M. McAninch
                     President and Chief Executive Officer
                   Universal Stainless & Alloy Products, Inc.
                                600 Mayer Street
                        Bridgeville, Pennsylvania 15017
                    (Name and address of agent for service)

                                 (412) 257-7600
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
--------------------------------------------------------------------------------------------------------------------------------
           Title of                      Amount             Proposed maximum          Proposed maximum           Amount of
          securities                     to be               offering price               aggregate            registration
       to be registered              registered(1)            per share(1)            offering price(1)           fee(1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par                    220,000                   $8.875                   $1,952,500          $591.67
value per share
================================================================================================================================

(1) 430,000 shares of Common Stock were previously registered by the Registrant pursuant to its Registration Statement on Form S-8 (the "Original S-8") filed with the Securities and Exchange Commission (the "Commission") on April 7, 1995 (File No. 33-90970), the contents of which are incorporated by reference herein. A registration fee in the amount of $1,334.01 was paid by the Registrant at such time as the Original S-8 was filed with the Commission. Of the shares being registered hereby, 220,000 shares are being offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price for such 220,000 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices per share of the registrant's Common Stock reported on The Nasdaq National Market on September 30, 1996, within five business days prior to the date of the filing of this Registration Statement.

C/M: 11834.0000 402921.1

                                EXPLANATORY NOTE

         430,000 shares of Common Stock were previously registered by the Registrant pursuant to its Registration Statement on Form S-8 (the "Original S-8") filed with the Securities and Exchange Commission on April 7, 1995 (File No. 33-90970). This Registration Statement is being filed to register an additional 220,000 shares of the Registrant's Common Stock under the Registrant's 1994 Stock Incentive Plan (the "Plan"), which increase, together with certain other amendments to the Plan, was approved by the Registrant's stockholders at the Registrant's Annual Meeting of Stockholders held on May 22, 1996. Pursuant to General Instruction E. of the General Instructions to Form S-8, the contents of the Original S-8 are incorporated by reference herein, except as the same may be modified by the information set forth herein.


Item 8.  Exhibits

        4.1       1994 Stock Incentive Plan.

        5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

       23.1       Consent of Price Waterhouse LLP.

       23.2 Consent of Battle Fowler LLP (included in its opinion filed as Exhibit 5.1 hereto).

       24.1       Power of Attorney (included in the signature pages hereto).



C/M: 11834.0000 402921.1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeville, State of Pennsylvania, on the 4th day of October, 1996.

                                     UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.



                                     By:  /s/ Clarence M. McAninch
                                          Clarence M. McAninch
                                          President and
                                          Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence M. McAninch and Daniel J. DeCola, Sr., his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title                                               Date


/s/ Clarence M. McAninch       President, Chief Executive Officer and              October 4, 1996
Clarence M. McAninch           Director



/s/ Daniel J. DeCola, Sr.      Vice President, Operations, and                     October 4, 1996
Daniel J. DeCola, Sr.          Director



/s/ Richard M. Ubinger         Chief Financial Officer,                            October 4, 1996
Richard M. Ubinger             Principal Accounting Officer
                               and Treasurer



/s/ Udi Toledano               Director                                            October 4, 1996
Udi Toledano

C/M: 11834.0000 402921.1

Name                           Title                                               Date


/s/ Orit Gadiesh               Director                                            October 4, 1996
Orit Gadiesh



/s/ George F. Keane            Director                                            October 4, 1996
George F. Keane



/s/ D. Leonard Wise            Director                                            October 4, 1996
D. Leonard Wise


C/M: 11834.0000 402921.1

                                 EXHIBIT INDEX


Exhibit No.     Description of Exhibit

4.1             1994 Stock Incentive Plan.

5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

23.1            Consent of Price Waterhouse LLP.

23.2 Consent of Battle Fowler LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1            Power of Attorney (included in the signature pages hereto).



C/M: 11834.0000 402921.1